Exhibit 10.1



                              EMPLOYMENT AGREEMENT

       This Employment Agreement ("Agreement") is effective as of the 1st day of November, 2005, ("Effective Date") by and between OpBiz, LLC, a Nevada Limited Liability Company ("Company") and Darby Davies ("Employee"). Together, Company and Employee are sometimes collectively referred to as "Parties" or independently as "Party."

       1. Employment. Effective as of the Commencement Date, as defined in Paragraph 3, Employee shall be employed by Company as Senior Vice President of Casino Marketing, on the terms and conditions set forth herein. In such capacity, Employee shall be assigned such duties and responsibilities consistent with her status and position.

          Employee accepts such employment and agrees that throughout the period of her employment by Company, she will devote her full business time, attention, knowledge and skills, faithfully and to the best of her ability in furtherance of the business of Company, and that she will perform the duties assigned to her pursuant to this Paragraph 1. Employee shall report to and be subject, at all times, to the direction and control of the Company's Chief Executive Officer. Employee shall, at all times, be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as Company may from time to time reasonably establish. Employee further agrees to perform her duties in an efficient, trustworthy, lawful, and businesslike manner. Employee agrees not to render to others any service of any kind whether or not for compensation, or to engage in any other business activity whether or not for compensation, that is similar to or conflicts with the performance of Employee's duties under this Agreement, without the prior written approval of the Board. Such services shall be rendered primarily in Las Vegas, Nevada. During the period of Employee's employment hereunder, she shall not, directly or indirectly, accept employment or compensation from or perform services of any nature for any business enterprise other than Company or its affiliates.


       2. Policies and Procedures. Employee agrees to be bound by Company's policies and procedures including drug testing and background checks, as they may be established or amended by Company in its sole discretion from time to time. In the event the terms in this Agreement conflict with Company's policies and procedures, the terms herein shall take precedence. Company recognizes that it has a responsibility to see that its employees understand the adverse effects that problem gambling and underage gambling can have on individuals and the gaming industry as a whole. Employee agrees to read, understand, and comply with Company's policy prohibiting underage gaming and supporting programs to treat compulsive gambling.

       3. Term. Unless terminated earlier pursuant to the provisions set forth herein, the term of this Agreement shall be three (3) years, commencing on January 2, 2006 ("Commencement Date") and terminating on December 31, 2008.



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       4. Compensation.

          a. Base Salary. As compensation for her services to Company, as provided in Paraqraph 1, Company will pay to Employee a base salary of $250,000 per annum ("Base Salary"). Such salary shall be reviewed by Company annually and increased in accordance with Employee's performance. In no event shall Employee's Base Salary be reduced. Employee's salary shall be payable in equal installments in accordance with Company's normal payroll policy.

          b. Bonus Compensation. Employee is eligible to participate in Company's bonus program as formulated from time to time by Company's Board of Directors. ("Company Bonus Program"). Notwithstanding the foregoing, Company shall pay Employee an annual bonus of at least ("Minimum Annual Bonus"): i) $50,000 on the first anniversary of the Commencement Date; ii) $75,000 on the second anniversary of the Commencement Date; and iii) $100,000 on December 31, 2008.

          c. Stock Options. Subject to the prior approval of Company's option plan by the Nevada Gaming Commission, Company shall grant Employee options to purchase a .25% (subject to dilution as set forth in the option plan) equity interest in Mezzco, LLC (or such other entity as determined by the option plan). Employee's options shall carry a strike price based on a $100 million equity value and will vest in three (3) installments as follows:

             i.   40% on the first anniversary date;
             ii.  40% on the second anniversary date; and
             iii. 20% on December 31, 2008.

Company shall set forth in writing the terms and conditions of the option grant, which upon Employee's approval, shall be deemed incorporated into this Agreement. Employee's review and approval, in her sole discretion, of the specific terms and conditions of the option grant are a condition precedent to Employee's obligations under this Agreement.

       5. Employee Benefits. Employee shall be entitled to participate in any hospitalization or medical insurance plans, 401(K) plan or other employee benefit plans which are generally available on a group basis to Company employees of comparable level and status which may be in effect from time to time during the period of Employee's employment hereunder. Notwithstanding anything to the contrary in this Agreement, Company shall provide Employee, at Company's expense, health insurance beginning on January 2, 2006.

       6. Vacation. Employee shall be entitled to a three (3) weeks paid vacation each year (in addition to Company-wide holidays), during the period of her employment by Company.

       7. Expenses. Company shall reimburse Employee for expenses reasonably incurred by her in connection with the performance of her duties hereunder and the business of Company, upon submission of appropriate vouchers and receipts provided that such expenses shall in all events be within applicable limits under Company's current travel and entertainment policy.

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       8. Licensing Requirements. Employee acknowledges that Company is engaged in a business that is or may be subject to and exists because of privileged licenses issued by governmental authorities in Nevada and other jurisdictions in which Company is engaged or has applied or may apply to engage in the gaming business. If requested to do so by Company, and at Company's sole expense, Employee shall apply for and obtain any license, qualification, clearance or the like that shall be requested or required of Employee by any regulatory authority having jurisdiction over Company.

       9. Failure to Satisfy Licensing Requirement. If Employee fails to satisfy any licensing requirement referred to in Paragraph 8 above, or if any governmental authority directs the Company to terminate any relationship it may have with Employee, this Agreement may be terminated by Company and the parties' obligations and responsibilities shall be determined by the provisions of Paragraph 12.

       10. Restrictive Covenants.

           a. Non-Competition. During the term of this Agreement, Employee will not directly or indirectly engage in any activity which competes with Company or any subsidiary or affiliate of Company. During the term of this Agreement, Employee agrees not to plan with others or otherwise take any preliminary steps, either alone or in concert with others, or on her own behalf, or on behalf of any other person, to create or engage in any business enterprise that would be in competition with Company or any subsidiary or affiliate of Company.

              Employee agrees that, at all times after the termination or expiration of this Agreement, Employee shall not use Company's proprietary information to directly or indirectly (whether as principal, agent, independent contractor, partner, employee, shareholder or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on any business or activity competitive with that of Company.

           b. Non-solicitation of Company's Employees. Employee agrees that she will not, during the term of this Agreement and thereafter for a period of twelve (12) months, directly or indirectly: (i) solicit any of Company's employees for a competing business; or (ii) induce or attempt to induce any of Company's employees to terminate their employment with Company.

       11. Termination for Death or Disability. Employee's employment hereunder shall terminate upon Employee's death or Disability (as defined below). In the event of Employee's death or Disability, Employee (or Employee's estate or


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beneficiaries in thecase of death) shall have no right to receive any compensation or benefit hereunder or otherwise from Company on and after the effective date of termination of employment other than (i) unpaid Base Salary earned to the date of termination of employment (which shall be paid on Company's next scheduled payroll date), (ii) any earned but unpaid bonus then payable to Employee (which shall be paid on Company's next scheduled payroll date), (iii) business expense reimbursement pursuant to Paragraph 7, and (iv) benefits provided pursuant to Paragraph 5, subject to the terms and conditions applicable thereto. For purposes of this Paragraph 11, Disability is defined as Employee's incapacity, certified by a licensed physician selected by Employee and approved by Company, which precludes Employee from performing the essential functions of Employee's duties hereunder for fourty-five (45) days or more. Notwithstanding anything to the contrary in this Agreement, Company shall purchase disability insurance for Employee's benefit which will compensate Employee subject to and in accordance with Company's disability benefits for its executives as such program is amended from time to time.

       12. Termination for Cause. In addition to any other rights and remedies provided by law or this Agreement, Company may terminate Employee's employment under this Agreement forthwith upon written notice for "cause." For purposes of this paragraph "cause" shall include: (i) commission of any act of material fraud or gross negligence by Employee in course of her employment hereunder which, in the case of gross negligence, has a materially adverse affect on the goodwill, business or financial condition of Company; (ii) engagement by Employee in any conduct or commission by Employee of any act which is materially injurious or detrimental to the substantial interest of Company; (v) engagement by Employee in any act, whether with respect to her employment or otherwise, which is in violation of the criminal laws of the United States or any state thereof, involving acts of moral turpitude; (vi) a failure to secure or maintain licensing as set forth in Paragraph 9. Prior to a termination for cause under this Paragraph 12, the Company must provide a written letter of deficiency to Employee which details Employee's deficient conduct and thereafter provide Employee 30 days to cure such deficiency if capable of being cured. If such activity is incapable of being cured or if, after 30 days, Employee fails to cure the deficient conduct, Company may terminate this Agreement "for cause." If Company elects to terminate this Agreement, Company shall send a second letter to Employee terminating Employee that memorializes the failure of Employee to cure the asserted deficiency.


          If Employee's employment by Company shall be terminated pursuant to this Paragraph 12, Employee shall be entitled to receive only the Base Salary actually earned and payable to her pursuant to Paragraph 4 above, through the date of termination of her employment, together with any unreimbursed expenses and other accrued employee benefits (as described above), through the date of termination. Employee shall not thereafter be entitled to receive any further salary, Bonus (except as contemplated by the next sentence hereof), expenses, benefits or other compensation of any kind hereunder. A Bonus which has been earned but not paid shall nonetheless be paid at the time it would otherwise be payable.

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       13. Termination Without Cause. If Company elects to terminate Employee's employment other than for "cause," as provided in Paragraph 12 above, or for death or disability, as provided in Paragraph 11 above, Company must give Employee fifteen (15) days written notice of its intent to terminate this Agreement ("Termination Notice"). At the conclusion of the 15 day notice period, Employee shall have no further obligations to Company, except as otherwise set forth in this Agreement. If Company terminates Employee's employment under this Paragraph 13 Employee shall be entitled to receive from Company: (i) eighteen
(18) months, but not to exceed the balance of the Term of this Agreement, Base Salary to which she would have been entitled had this Agreement not been terminated prior to the conclusion of the Term, as defined in Paragraph 3 (ii) any Bonus which has been earned but not paid; (iii) business expense reimbursement pursuant to Paragraph 7, and (iv) benefits provided pursuant to Paragraph 5. Amounts payable by Company under this Paragraph 13 shall be payable when and as the same would have otherwise have been payable under the terms hereof. Without limiting the definition or circumstances constituting "without cause", the following shall, at Employee's election, constitute a termination of this Agreement by Company without cause pursuant to the provisions of this Paragraph 13: (i) the breach by Company of any of its material obligations under this Agreement, which breach is not fully cured promptly upon written notice to Company; (ii) a material reduction in the scope of the duties, responsibilities or authority of Employee; or (iii) any change in Employee's line of reporting.


       14. Termination by Employee. Employee may terminate Employee's employment hereunder upon thirty (30) days' prior written notice to Employer. If Employee shall terminate his employment other than for (i) death, (ii) Disability, (iii) Employer's breach of its material obligations under this Agreement, (iv) material reductions in the scope of Employee's duties, responsibilities or authority without her consent, or (v) any change in Employee's line of reporting, Employee shall have no right to receive any compensation or benefit hereunder or make any other claims against Employer or any member of the Employer Group on and after the effective date of termination of employment other than (1) unpaid Base Salary earned to the date of termination of employment (which shall be paid on Employer's next scheduled payroll date), (2) any bonus which has been earned but not yet paid, (3) business expense reimbursement pursuant to Paragraph 7, and (4) benefits provided pursuant to Paragraph 5, subject to the terms and conditions applicable thereto.


       15. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time (1) delivered if personally delivered, (2) transmitted by facsimile transmission, or (3) deposited for mailing at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope and addressed as follows:

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Company:                                 Michael V. Mecca
                                         OpBiz, LLC
                                         3667 Las Vegas Blvd. South
                                         Las Vegas, Nevada 89109


With a Copy to:                          Mark Helm
                                         OpBiz, LLC
                                         3667 Las Vegas Blvd. South
                                         Las Vegas, Nevada 89109


Employee:                                Darby Davies
                                         P.O. Box 30277
                                         Las Vegas, NV 89173


With a Copy to:                          Daniel P. Ayala, Esq.
                                         Ayala & Associates
                                         400 South Fourth Street
                                         Third Floor
                                         Las Vegas, Nevada 89101


The Parties hereto may designate a different place at which notice shall be given, provided, however, that any such notice of change of address shall be effective only upon receipt.

       16. Assiqnment. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Employee. Except as otherwise specifically set forth in this Agreement, it is the intention of the Parties hereto that Employee remain employed pursuant to the provisions hereof by any successor of Company, whether by merger, consolidation, acquisition of all or substantially all of the business or assets, or otherwise, and a company shall have the right to assign this Agreement to any such successor in interest. This Agreement shall be binding upon Employee, her heirs, executors and administrators, and upon Company, its successors and assigns.

       17. Employee's Representations and Warranties. Employee represents and warrants to Company as follows:

           a. Employee has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof, and Employee has not done or permitted to be done anything which may curtail or impair any of the rights granted to Company herein.

           b. Neither the execution and delivery of this Agreement by Employee nor theperformance by Employee of any of Employee's obligations hereunder constitute or will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Employee is a party or by which Employee is bound.


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       18. Company's Representations and Warranties. Company represents and warrants to Company as follows:

           a. Company has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof;

           b. Neither the execution and delivery of this Agreement by Company nor the performance by Company of any of Company's obligations hereunder constitute or will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Company is a party or by which Company is bound;

           c. Company shall improve the property historically known as the Aladdin Resort Hotel and Casino to convert same into the Planet Hollywood Resort & Casino, including, but not limited to, construction and remodel of the casino gaming area and a casino high-limit room.

       19. Indemnification. Except for damages or losses arising out of Employee's gross negligence, Company agrees to hold harmless and indemnify Employee to the extent permitted by law against all damages and/or losses which Employee may suffer as a result of any third-party claim, action, suit or proceeding to which she may become a party by reason of Employee's services as and/or for activities engaged in by Employee while Employee is acting as an officer and/or employee of Company or any affiliate thereof. Company shall advance any attorneys fees or costs incurred by Employee as a result of any such third-party claim, action, suit or proceeding immediately upon Employee's written request for same. This indemnity shall survive the termination of this Agreement.

       20. Merger. This Agreement, including any exhibits hereto, supercedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, between the Parties hereto with respect to the matters contemplated herein and constitutes the entire agreement among the Parties.

       21. No Waiver. No rights under this Agreement may be waived, except by an instrument in writing signed by the party to be charged with such waiver. No consent by either Party to, or waiver of, a breach by either Party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by either Party.

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       22. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICT-OF-LAW RULES AND PRINCIPLES OF SAID STATE. Any legal action between the Parties to this Agreement arising from or relating to this Agreement shall be brought in a court of proper jurisdiction in the County of Clark, State of Nevada.

       23. Time of Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

       24. Attorney' s Fees. In any action among the Parties which in any way arises from or relates to this Agreement, the prevailing party shall be entitled to recover his/her costs and reasonable attorney's fees.

       25. Joint Drafting. The Parties have jointly drafted this Agreement and it shall not be construed either for or against any of the Parties based on their role in drafting it.

       26. Construction. Words in any gender shall be deemed to include the other gender. The singular shall be deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and shall have no significance in the interpretation of this Agreement.

       27. Business Days. If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday or a holiday, then the date of such action shall be deemed to be extended to the next business day.

       28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

       29. Severability. The invalidity or unenforceability of any part of this Agreement shall not invalidate or affect the remainder, which shall continue to govern the relative rights and duties of the Parties as though the invalid or unenforceable part were not a part hereof.

       30. Headings. Any titles, headings and/or table of contents in this Agreement have been inserted for convenience of reference only. They shall not define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

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       31. Acceptance of Facsimile Signature. A facsimile signature shall be deemed acceptable as an original.

       IN WITNESS WHEREOF, the Parties acknowledge under penalties of perjury that the matters and facts set forth in this Agreement are true and that they have signed this Agreement to be effective as of the date first written above.



COMPANY:                                OpBiz, LLC, a Nevada Limited
                                        Liability Company

                                        /s/  Michael V. Mecca
                                        -----------------------
                                        By:  Michael V. Mecca
                                        Its: President/CEO


                                        /s/ Darby Davies
                                        -----------------------
EMPLOYEE:                               Darby Davies



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